EXHIBIT 10.1

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (this “Agreement”) is dated effective as of April 1, 2022

BETWEEN:

VIVIAN KWOK, an individual (the “Consultant”)

-and-

GLOBAL GOLD ROYALTY INC, a company existing under the laws of the State of Nevada in the US (the “Company”)

WHEREAS:

A. The Company is engaged in the natural resource sector; and

B. The Company wishes to retain the consulting services of the Consultant, and the Consultant has agreed to perform the consulting services (as defined below) for the Company in accordance with the terms and conditions set forth in this Agreement.

NOW THEREFORE, the Parties agree and stipulate as follows:

1. Retaining of Consultant

The Company retains, as of the date hereof, the Consultant to provide the consulting services detailed below (the “Consulting Services”) to the Company.

2. Provision of the Consulting Services

2.1 Subject to the terms of this Agreement, the Consultant is authorized to:

(a) source potential opportunities in the resource sector, including potential royalties and streams;

(b) assist the Company to develop potential opportunities into viable transactions;

(c) generate leads in potential sources of financing and assist with the negotiation;

(d) advise the CEO of the Company on any matters relating to potential transactions.

2.2 There are no employee/employer relations between the Consultant and the Company.

The Consultant shall deem to be an independent contractor and not a member of the Company, unless otherwise expressly authorized to act for, represent, bind or obligate the Company.

3. Term of Agreement

3.1 This Agreement will be in force for a period of twelve (12) months from the Effective Date.

3.2 This Agreement may be terminated at the expiration of the 12- month period should the Company and the Consultant decide not to renew it at the end of the term.

4. Consulting Fee

4.1 As consideration for providing the Consulting Services, the Company will issue the Consultant 360,000 shares of Common Stock of the Company, par value $0.001 each (the “Consultant Shares”)

4.2 The Consultant shall not be entitled to sell or transfer all or any part of the Consultant Shares for a period of six (6) months from the date that the applicable Consultant Shares are issued (the “Restricted Period”)

5. Indemnification

5.1 The Consultant and agents who serve at the request of the Consultant (the “Indemnified Party”) shall not be liable for any claims and actions made, brought or suffered by the Company arising from or in connection with the Consulting Services, unless caused by gross negligence or willful misconduct or breach of this Agreement by the Indemnified Party.

5.2 Expenses reasonably incurred by the Indemnified Party in defense or settlement of any claims that may be indemnified shall be reimbursed by the Company to the extent that the amount shall be bound by a final and non-appealable decision of any court or administrative authority.

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6. Miscellaneous

6.1 This Agreement shall be governed by the laws of the State of Nevada, US.

6.2 This Agreement may be amended by the Company and the Consultant only by written agreement signed by the Company and the Consultant.

6.3 The provisions of this Agreement are intended solely for the benefit of the Company and the Consultant. Nothing in this Agreement, express or implied, is intended to confer any rights to parties other than the Company and the Consultant.

6.4 Headings in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend or otherwise affect the scope or intent of this Agreement or any provision hereof.

6.5 The validity, legality or enforceability of the remainder of this Agreement will not be affected if one or more of the provisions of this Agreement will be held to be invalid, illegal or unenforceable under applicable law. Such invalidity or unenforceability shall not invalidate the entire Agreement. In that case, this Agreement shall be construed to omit such invalid or unenforceable term or provision.

6.6 This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but both of which shall constitute one and the same instrument.

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IN WITNESS WHEREOF the Parties hereto have executed this Agreement to be effective as of the day and year written above.

/s/ Sam Kwok	/s/ Vivian Kwok
Sam Kwok	Vivian Kwok
Chief Executive Officer	Consultant
Global Gold Royalty, Inc.

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